Exhibit 99.1

Contact:

David Smith

(212) 479-3140

NEW SENIOR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

FOURTH QUARTER NORMALIZED FFO OF $0.35 PER BASIC SHARE

AND AFFO OF $0.30 PER BASIC SHARE

FOURTH QUARTER DIVIDEND OF $0.26 PER SHARE

NEW YORK — February 25, 2016 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter and full year ended December 31, 2015.

2015 AND RECENT BUSINESS HIGHLIGHTS

•	2015 total managed portfolio average occupancy increased 310 basis points to 86.6% vs. 2014

•	2015 same store net operating income (“NOI”) growth for the managed portfolio of 4.5% vs. 2014

•	2015 same store average occupancy for the managed portfolio increased 150 basis points vs. 2014

•	Occupancy of the triple net portfolio increased 110 basis points for 4Q’15 vs. 4Q’14

•	Completed $1.3 billion of acquisitions in 2015, adding 54 majority private pay properties

•	Raised $1.2 billion of debt in 2015 and lowered the effective interest rate of total debt by 80bps to 4.0%

•	Repurchased $40 million of common stock at a weighted average price of $9.05 per share

4Q 2015 FINANCIAL HIGHLIGHTS

•	Total NOI of $57.7 million compared to $38.7 million for 4Q 2014, a 49% increase

•	Normalized Funds from Operations (“Normalized FFO”) of $29.8 million, or $0.35 per basic and $0.34 per diluted share

•	AFFO of $25.7 million, or $0.30 per basic and diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $23.3 million, or $0.27 per basic and diluted share

•	Net loss of ($22.0) million, or ($0.26) per basic and diluted share

“In our first full year as a public company, we are pleased to have delivered strong same store NOI growth of 4.5% for 2015, generated a 58% increase in our AFFO per share for 4Q’15 versus 4Q’14 and provided our shareholders with a 13% increase in our quarterly dividend,” New Senior Chief Executive Officer Susan Givens said. “Furthermore, we significantly increased our exposure to private pay independent living properties, which now account for 71% of our NOI, and lowered the effective interest rate of our debt by 80 basis points while lengthening our overall weighted average debt maturity. For 2016, we remain intently focused on driving organic growth in our private pay senior housing portfolio and pursuing selective asset sales.”

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended December 31, 2015			For the Year Ended December 31, 2015
	Amount	Per Basic Share(B)	Per Diluted Share(B)	Amount	Per Basic Share(B)	Per Diluted Share(B)
Non-GAAP (A)(C)
NOI	$57,745	—	—	$198,935	—	—
FFO	27,752	$0.32	$0.32	77,893	$1.02	$1.01
Normalized FFO	29,766	$0.35	$0.34	98,057	$1.28	$1.27
AFFO	25,707	$0.30	$0.30	83,986	$1.10	$1.09
Normalized FAD	23,313	$0.27	$0.27	76,605	$1.00	$0.99

GAAP
Net loss	($22,023)	($0.26)	($0.26)	($82,425)	($1.08)	($1.08)

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Per share amounts for the quarter ended December 31, 2015 are based on 86.3 million basic shares outstanding and 86.6 million diluted shares outstanding for non-GAAP amounts and 86.3 million diluted shares outstanding for net loss. Per share amounts for the year ended December 31, 2015 are based on 76.6 million basic shares outstanding and 77.2 million diluted shares outstanding for non-GAAP amounts and 76.6 million diluted shares outstanding for net loss. See the appendix in the fourth quarter presentation posted in the Investor Relations section of the Company’s website for an explanation of the difference between basic and diluted shares.
(C)	Results of operations for 2015 include $2.2 million in out of period adjustments which primarily relate to: (a) a $2.2 million tax benefit recognized in the fourth quarter for deferred tax assets originating in our TRS which should have been recognized in prior years and (b) an adjustment of approximately $1.8 million in additional amortization of acquired intangibles recognized in the fourth quarter, the majority of which should have been recognized in the three-month period ended September 30, 2015. We do not believe these out of period adjustments are material to our financial position or results of operations for any prior periods, nor to the year ended December 31, 2015.

2015 ACQUISITION ACTIVITY

In 2015, the Company closed on $1.3 billion of acquisitions, which included 49 independent living (“IL”) properties, four assisted living / memory care (“AL/MC”) properties and one rental continuing care retirement community (“CCRC”). These acquisitions increased the Company’s private pay independent living exposure from 61% of NOI for 4Q 2014 to 71% for 4Q 2015.

PORTFOLIO PERFORMANCE

Total NOI increased 49% to $57.7 million compared to $38.7 million for 4Q 2014.

For the managed portfolio, 2015 total average occupancy increased 310 basis points to 86.6% compared to 83.5% for 2014, and same store average occupancy increased 150 basis points to 84.2% compared to 82.7% for 2014. Same store NOI for 2015 increased 4.5% to $40.1 million compared to $38.4 million for 2014. As previously disclosed, same store information excludes one property that was not fully operational during 2015 and a $122,000 write-off of a receivable acquired in connection with an acquisition in 2013. Including these adjustments, same store occupancy growth for 2015 was 90 basis points and same store NOI growth was 2.0% compared to 2014.

For the triple net portfolio, total portfolio average occupancy increased 110 basis points to 88.9% compared to 87.8% for 4Q 2014. Triple net average occupancy is presented one quarter in arrears from the date reported on a trailing twelve month basis.

SHARE REPURCHASE PROGRAM

On December 1, 2015, New Senior’s Board of Directors authorized the repurchase of up to $100.0 million of the Company’s common stock over the next 12 months. During December, the Company repurchased 1,112,000 shares at an average price of $9.22 per share, for a total cost of $10.3 million (including transaction costs).

On December 17, 2015, the Company commenced a modified “Dutch auction” self-tender offer (“Tender Offer”) to repurchase up to $30.0 million of shares of our common stock. The Tender Offer expired on January 19, 2016. The Company invested $30.8 million, including transaction costs, to repurchase 3,333,333 shares at a price of $9.00 per share.

FOURTH QUARTER DIVIDEND

On February 23, 2016, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended December 31, 2015. The dividend is payable on March 22, 2016 to shareholders of record on March 8, 2016.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on February 25, 2016 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (855) 734-8393 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Fourth Quarter and Full Year 2015 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on March 25, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “48845559.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 154 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding management’s intention to selectively sell assets and use the proceeds to repurchase common stock or drive growth in our private pay senior housing portfolio. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2015	2014
Assets
Real estate investments:
Land	$222,795	$138,799
Buildings, improvements and other	2,568,133	1,500,130
Accumulated depreciation	(129,788)	(56,988)

Net real estate property	2,661,140	1,581,941

Acquired lease and other intangible assets	308,917	178,615
Accumulated amortization	(166,714)	(79,021)

Net real estate intangibles	142,203	99,594

Net real estate investments	2,803,343	1,681,535

Cash and cash equivalents	116,881	226,377
Straight-line rent receivables	51,916	26,454
Receivables and other assets, net	45,319	31,793

Total Assets	$3,017,459	$1,966,159

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,151,317	$1,223,224
Due to affiliates	9,644	6,882
Dividends payable	—	15,276
Accrued expenses and other liabilities	89,173	72,241

Total Liabilities	$2,250,134	$1,317,623

Commitments and contingencies

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both December 31, 2015 and 2014	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 85,447,551 and 66,415,415 shares issued and outstanding as of December 31, 2015 and 2014, respectively	854	664
Additional paid-in capital	928,654	672,587
Accumulated deficit	(162,183)	(24,715)

Total Equity	$767,325	$648,536

Total Liabilities and Equity	$3,017,459	$1,966,159

Consolidated Statements of Operations(C)

(dollars in thousands, except share data)

	(unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Resident fees and services	$89,940	$43,706	$277,324	$156,993
Rental revenue	28,493	26,676	111,154	97,992

Total revenues	118,433	70,382	388,478	254,985

Expenses
Property operating expense	60,688	31,711	189,543	112,242
Depreciation and amortization	49,775	28,597	160,318	103,279
Interest expense	22,675	15,494	75,021	57,026
Acquisition, transaction, and integration expense	1,954	1,972	13,444	14,295
Management fee to affiliate	4,072	2,706	14,279	8,470
General and administrative expense	4,543	4,363	15,233	7,416
Loss on extinguishment of debt	—	—	5,091	—
Other expense (income)	60	—	1,629	(1,500)

Total expenses	$143,767	$84,843	$474,558	$301,228

Loss Before Income Taxes	(25,334)	(14,461)	(86,080)	(46,243)
Income tax (benefit) expense	(3,311)	(1,177)	(3,655)	160

Net Loss	$(22,023)	$(13,284)	$(82,425)	$(46,403)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.26)	$(0.20)	$(1.08)	$(0.70)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	86,271,022	66,404,051	76,601,161	66,400,914

Dividends Declared Per Share of Common Stock	$0.26	$0.23	$0.75	$0.23

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	For the purposes of computing income per share of common stock for periods prior to the spin-off on November 6, 2014, the Company treated the common shares issued in connection with the spin-off as if they had been outstanding for all periods presented, similar to a stock split. All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.
(C)	Results of operations for 2015 include $2.2 million in out of period adjustments which primarily relate to: (a) a $2.2 million tax benefit recognized in the fourth quarter for deferred tax assets originating in our TRS which should have been recognized in prior years and (b) an adjustment of approximately $1.8 million in additional amortization of acquired intangibles recognized in the fourth quarter, the majority of which should have been recognized in the three-month period ended September 30, 2015. The Company does not believe these out of period adjustments are material to its financial position or results of operations for any prior periods, nor to the year ended December 31, 2015.

Consolidated Statements of Cash Flows

(dollars in thousands)

	(unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash Flows From Operating Activities
Net loss	$(22,023)	$(13,284)	$(82,425)	$(46,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	49,809	28,716	160,460	103,398
Amortization of deferred financing costs	2,543	2,188	9,320	8,331
Amortization of deferred community fees	745	(436)	(1,141)	(1,420)
Amortization of premium on mortgage notes payable	(151)	215	77	850
Non-cash straight-line rent	(6,577)	(6,898)	(25,462)	(25,932)
Change in fair value of contingent consideration	—	—	—	(1,500)
Loss on extinguishment of debt	—	—	5,091	—
Equity-based compensation	—	—	17	—
Provision for bad debt	656	—	2,105	922
Unrealized loss on interest rate caps	127	—	964	—
Changes in:
Receivables and other assets, net	(1,720)	2,865	(14,868)	(6,053)
Due to affiliates	(1,785)	(5,345)	2,762	989
Accrued expenses and other liabilities	(6,038)	(7,420)	12,602	13,429

Net cash provided by operating activities	$15,586	$601	$69,502	$46,611

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$(39,174)	$(15,691)	$(1,251,343)	$(314,935)
Capital expenditures	(3,623)	(2,712)	(11,411)	(8,538)
Funds reserved for future capital expenditures	(1,166)	(2,512)	(3,169)	(3,530)
Deposits paid for real estate investments	—	(4,700)	(11,355)	(4,855)

Net cash used in investing activities	$(43,963)	$(25,615)	$(1,277,278)	$(331,858)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$26,000	$115,000	$1,248,252	$195,144
Principal payments of mortgage notes payable	(3,916)	(3,794)	(15,599)	(13,736)
Repayments of mortgage notes payable	—	—	(304,484)	—
Payment of exit fee on extinguishment of debt	—	—	(1,499)	—
Payment of deferred financing costs	(771)	(1,590)	(13,065)	(2,557)
Payment of common stock dividend	(22,498)	—	(70,318)	—
Purchase of interest rate caps	(210)	—	(1,247)	—
Proceeds from issuance of common stock and exercise of options	—	142	276,569	142
Costs related to issuance of common stock	—	—	(10,056)	—
Repurchase of common stock	(10,273)	—	(10,273)	—
Contributions from Newcastle	—	213,743	—	461,218
Distributions to Newcastle	—	(114,659)	—	(158,980)

Net cash (used in) provided by financing activities	$(11,668)	$208,842	$1,098,280	$481,231

Net (Decrease) Increase in Cash and Cash Equivalents	(40,045)	183,828	(109,496)	195,984
Cash and Cash Equivalents, Beginning of Year	156,926	42,549	226,377	30,393

Cash and Cash Equivalents, End of Year	$116,881	$226,377	$116,881	$226,377

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest expense	$19,984	$12,906	$62,870	$45,026
Cash paid during the year for income taxes	—	187	190	1,357

Supplemental Schedule of Non-Cash Investing and Financing Activities
Common stock dividend declared but not paid	$—	$15,276	$—	$15,276
Recognized contingent consideration at fair value	—	—	—	50
Issuance of common stock and exercise of options	254	23	316	23
Other liabilities assumed with acquisitions	—	—	651	—
Assumption of mortgage notes payable at fair value	—	—	—	—
Issuance of seller financing for acquisition at fair value	—	—	—	—

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended December 31, 2015
Total revenues	$118,433
Property operating expense	(60,688)

NOI	57,745

Depreciation and amortization	(49,775)
Interest expense	(22,675)
Acquisition, transaction and integration expense	(1,954)
Management fee to affiliate	(4,072)
General and administrative expense	(4,543)
Other expense	(60)
Income tax benefit	3,311

Net Loss	$(22,023)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended December 31, 2015
Net loss	$(22,023)
Adjustments:
Depreciation and amortization	49,775

FFO	$27,752
FFO per diluted share	$0.32

Acquisition, transaction and integration expense	1,954
Other expense	60

Normalized FFO	$29,766
Normalized FFO per diluted share	$0.34

Straight-line rent	(6,577)
Amortization of deferred financing costs	2,543
Amortization of deferred community fees and other(1)	(25)

AFFO	$25,707
AFFO per diluted share	$0.30

Maintenance capital expenditures	(2,394)

Normalized FAD	$23,313
Normalized FAD per diluted share	$0.27

Weighted average basic shares outstanding	86,271
Weighted average diluted shares outstanding(2)	86,625

(1)	Includes net change in deferred community fees, premium on mortgage notes payable, above/below market lease amortization and other non-cash GAAP adjustments.
(2)	Includes dilutive effect of options.

Reconciliation of Same-Store NOI (unaudited)

(dollars in thousands)

	2014				2015
	NNN Properties	Same Store Managed Properties(1)	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties(1)	Non-Same Store Managed Properties	Total
NOI	$97,992	$40,088	$4,663	$142,743	$111,154	$40,875	$46,906	$198,935

Depreciation and amortization				(103,279)				(160,318)
Interest expense				(57,026)				(75,021)
Acquisition, transaction and integration expense				(14,295)				(13,444)
Management fee to affiliate				(8,470)				(14,279)
General and administrative expense				(7,416)				(15,233)
Loss on extinguishment of debt				—				(5,091)
Other income (expense)				1,500				(1,629)
Income tax benefit (expense)				(160)				3,655

Net Loss				($46,403)				($82,425)

(1)	Includes all properties owned during both comparison periods presented.

The tables above set forth reconciliations of non-GAAP measures to net (loss), which is the most directly comparable GAAP financial measure. A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure.

We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance.

We believe that Normalized FFO is useful because it allows investors, analysts and our management to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by period specific items and events such as transaction costs. In addition, we believe AFFO and normalized FAD are useful as supplemental measures of our ability to fund dividend payments.

The non-GAAP financial measures we present may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. You should not consider these measures as alternatives to net income (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine these measures in conjunction with net income as presented in our Consolidated Financial Statements.